Exhibit 10(u)

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

EXECUTIVE CHANGE IN CONTROL,
INCENTIVE AND SEVERANCE AGREEMENT

THIS EXECUTIVE CHANGE IN CONTROL, INCENTIVE AND SEVERANCE AGREEMENT (this “Agreement”) is made and entered into as of September 20, 2004, by and between Telcordia Technologies, Inc., a Delaware corporation (“Company”), and Matthew J. Desch (“Executive”).

R E C I T A L S

A.            Executive is employed by Company and serves as a member of its senior leadership team.

B.            Science Applications International Corporation, a Delaware corporation (“SAIC”), owns one hundred percent (100%) of the outstanding capital stock of Company, and SAIC is contemplating the possible sale of all or a controlling portion of its interest in Company (“Transaction”).

C.            Company desires to create a greater incentive for Executive to remain in the employ of Company, particularly in view of the contemplated Transaction, by making Executive eligible to receive certain benefits to which Executive is currently not entitled on the terms and conditions contained herein.

D.            In exchange for being eligible to receive certain benefits from Company, Executive is willing to perform certain affirmative and negative covenants and release Company and its affiliates from certain claims on the terms and conditions contained herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for such other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions and Rules of Construction.

(a)           Definitions.  The following terms, when used in this Agreement, shall have the meanings set forth below:

“AAA” has the meaning set forth in Section 10(e).

“Actual Incentive Bonus” means an amount equal to one hundred fifty percent (150%) of Executive’s Base Salary multiplied by the Adjustment Factor [Base Salary x Adjustment Factor]; provided, however, that Actual Incentive Bonus shall not exceed four hundred fifty percent (450%) of Executive’s Base Salary under any circumstances.

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Adjustment Factor” shall be a number equal to the sum of one (1) plus the difference between the Transaction Value minus $(***) divided by $(***) [1 + [(Transaction Value – $(***)) ÷ $(***)]] .

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Appreciation Plan” has the meaning set forth in Section 10(c)(i).

“Appreciation Plan Effective Date” has the meaning set forth in Section 10(c)(i).

“Arbitrable Claims” has the meaning set forth in Section 10(e).

“Base Salary” shall be an amount equal to the greater of the rate of Executive’s gross annual base salary in effect as of the Closing Date and the date hereof, which shall not include any overtime, bonuses, commissions, differentials or any compensation other than Executive’s annual base salary, but shall be determined prior to any deferrals or salary reduction.

“Business”  means the provision of services, whether directly or indirectly through any contractor or subcontractor, relating to the design, development, maintenance, sale or distribution of telecommunications operations support services software or related services.

“Code” means the Internal Revenue Code of 1986, as amended.

“Change in Control” means a change in ownership or control of Company affected through any of the following transactions:

(i)            the acquisition, directly or indirectly by any person or related group of persons (other than Company or a person that currently, directly or indirectly controls, is controlled by, or is under common control with, Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of Company’s outstanding securities; or

(ii)           a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(iii)          the sale, transfer or other disposition of all or substantially all of Company’s assets.

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

“Closing Date” means the date that the Transaction is completed in accordance with the definitive agreement or agreements relating thereto.

“Closing Payout Date” means the date that is fifteen (15) days following the Closing Date, provided, however that if such date is not a business day, the Closing Payout Date shall be the next subsequent business day following such fifteen-day period.

“Company” has the meaning set forth in the preamble.

“Executive” has the meaning set forth in the preamble.

“FAA” has the meaning set forth in Section 10(e).

“First Anniversary Payout Date” means the date that is five (5) days following the first anniversary of the Closing Date, provided, however that if such date is not a business day, the First Anniversary Payout Date shall be the next subsequent business day following such five-day period.

“Good Cause” means (i) willful failure to substantially perform Executive’s duties (other than as a result of physical or mental incapacity), after delivery by Company to Executive of written notice of such failure, (ii) gross misconduct with regard to Company or in the performance of Executive’s duties, or (iii) conviction of a felony.

“Good Reason” means (i) a material reduction in the responsibilities of Executive as in effect immediately prior to the Change in Control; (ii) a reduction by Company of Executive’s base salary as in effect immediately prior to the Change in Control; (iii) the failure by Company to pay Executive a bonus award to which Executive is otherwise entitled under the terms and conditions of any incentive plans in which Executive participates on the date hereof (or any successor incentive compensation plan), provided, however that any portion of such incentive plan that is subject to an evaluation by Company of Executive’s individual performance shall remain subject to such evaluation; (iv) a material reduction by Company in the kind or level of employee benefits to which Executive is entitled immediately prior to the Change in Control with the result that Executive’s overall benefits package is significantly reduced; (v) without Executive’s express written consent, the relocation of Executive to a facility or a location more than fifty (50) miles from Executive’s current office location; or (vi) the failure of Company to obtain in writing the assumption of this Agreement by any successors, provided, however, that no express assumption shall be required in connection with any stock purchase transaction or a merger transaction under which Company’s obligations under this Agreement are assumed or transferred to the successor by operation of law.

“ICC Agreement” has the meaning set forth in Section 7(d).

“Monthly Severance Pay” means an amount equal to the sum of Executive’s annual base salary in effect on the day immediately prior to employment termination plus the amount of Executive’s performance bonus paid in cash and stock (whether or not vested) for the year preceding the employment termination date prorated for full months of service in the fiscal year of termination divided by twelve (12) [(Base Salary + [cash and stock bonus

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

from prior year x (number of full months of service in fiscal year in which employment is terminated ÷ 12)] ÷ 12]; provided, however, that (i) if Executive is working less than on a full-time basis immediately prior to employment termination, Monthly Severance Pay shall be prorated based on the ratio of Executive’s part-time schedule to a full-time schedule, (ii) if Executive’s annual base salary on the day immediately prior to the employment termination date is less than the base salary paid in the prior fiscal year, the higher base salary paid in the prior fiscal year shall be used in the calculation of Monthly Severance Pay, and (iii) if Executive’s bonus paid for the year preceding the employment termination date is less than the bonus paid for the fiscal year immediately preceding such fiscal year, the higher bonus paid in such immediately preceding fiscal year shall be used in the calculation of Monthly Severance Pay.

“Payout Date” means, individually as applicable, the Closing Payout Date, the First Anniversary Payout Date or the Second Anniversary Payout Date, and “Payout Dates” means, collectively, the Closing Payout Date, the First Anniversary Payout Date and the Second Anniversary Payout Date.

“Person” means an individual or a corporation, partnership, trust, estate, unincorporated organization, association or other entity.

“Pre-Change in Control Good Reason” means (i) a change to Executive’s job title without Executive’s consent, (ii) a reduction by Company of Executive’s base salary as in effect as of the date hereof; (iii) the failure by Company to pay Executive a bonus award to which Executive is otherwise entitled under the terms and conditions of any incentive plans in which Executive participates on the date hereof (or any successor incentive compensation plans), provided, however, that any portion of such incentive plan that is subject to an evaluation by Company of Executive’s individual performance shall remain subject to such evaluation; or (iv) without Executive’s express written consent, the relocation of Executive to a facility or a location more than fifty (50) miles from Executive’s current office location.

“Protected Terminations” has the meaning set forth in Section 2(a).

“Restricted Period” means the period of time from the date of this Agreement until the earlier of (i) the second anniversary of the Closing Date and (ii) the first anniversary date on which Executive’s employment with Company or any of its Affiliates is terminated provided that, if there is no Closing Date within one (1) year of the date hereof, the Restricted Period shall end at the end of such one (1) year period.

 “SAIC” has the meaning set forth in Recital B.

“SAIC M&A Group” means William A. Roper Jr., Corporate Executive Vice President of SAIC, Kevin A. Werner, Senior Vice President, Strategic Development Activities of SAIC, and Paul H. Greiner, Deputy General Counsel of SAIC.

“Second Anniversary Payout Date” means the date that is five (5) days following the second anniversary of the Closing Date, provided, however that if such date is not a

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

business day, the Second Anniversary Payout Date shall be the next subsequent business day following such five-day period.

“Territory” means the geographic area consisting of North America, Europe and any other equivalent geographical subdivision in foreign jurisdictions in which Company or its subsidiaries does business, including the United States, Canada, Mexico, the United Kingdom, Italy, Spain, France, Germany, Belgium, Luxembourg, the Netherlands, Austria, Poland and the Czech Republic.

“Third Parties” has the meaning set forth in Section 8(a).

“Total Disability” shall mean Executive’s mental or physical impairment which has prevented Executive from performing the responsibilities and duties of his position for 180 days in any 365 day period.  Any question as to the existence or extent of Executive’s mental or physical impairment upon which Executive and Company cannot agree shall be resolved by a qualified independent physician who is an acknowledged expert in the area of the mental or physical impairment, selected in good faith by the Board of Directors of Company and approved by Executive (or Executive’s legal representative), which approval shall not unreasonably be withheld.

“Transaction” has the meaning set forth in Recital B.

“Transaction Value” means the total amount of cash and the fair market value of other property paid to Company, SAIC and/or their respective stockholders in connection with the Transaction, including amounts paid in respect of convertible securities, options or similar rights, whether or not vested, plus, without duplication, the principal amount of all indebtedness for borrowed money of Company (including capitalized leases but excluding inter-company debt owed by Company to SAIC) outstanding immediately prior to consummation of the Transaction or, in the case of a purchase of assets, all indebtedness for borrowed money of Company assumed by a purchaser in the Transaction and, in any case, any indebtedness for borrowed money and any capital lease and preferred stock obligations of Company retired or defeased by the purchaser or issued to SAIC or its stockholders in connection with the Transaction (but excluding inter-company debt owed by Company to SAIC).  “Transaction Value” also shall include, without duplication, the aggregate amount of any cash dividends or other distributions that are outside of the ordinary course and are declared by Company after the date hereof, amounts paid by Company to repurchase any of its securities outstanding on the date hereof, and, in the case of a sale of assets, the net value of any working capital of Company (other than cash) not acquired by the purchaser in a Transaction.  If a Transaction, other than a sale of assets, results in a majority (but less than all) of the outstanding capital stock of Company having been acquired, the Transaction Value shall be calculated pursuant to this definition as if the Transaction had resulted in acquisition of one hundred percent (100%) of the outstanding capital stock of Company.

(b)           Rules of Construction.  This Agreement shall be construed in accordance with the following rules of construction:

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(i)            the terms defined in this Agreement include the plural as well as the singular;

(ii)           all references in the Agreement to designated “Sections” and other subdivisions are to the designated articles, sections and other subdivisions of the body of this Agreement;

(iii)          pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(iv)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(v)           the words “includes” and “including” are not limiting;

(vi)          the words “in writing” and “written” include electronic mail; and

(vii)         all references to days shall be deemed to refer to calendar days unless this Agreement specifically refers to “business days,” in which event Saturdays, Sundays, federal and any other day on which commercial banks in New York City are authorized or required by law to close shall be excluded.

2.             Incentive Bonus upon Change in Control.

(a)           Eligibility.  In addition to Executive’s base salary and performance bonus, if any, and subject to Section 2(d), Executive shall be entitled to receive an Actual Incentive Bonus, payable in installments in the amounts and on the dates set forth in Section 2(c), provided that all of the following conditions are met: (i) SAIC executes a definitive agreement before the one-year anniversary of the date of this Agreement relating to a Transaction which results in a Change in Control; (ii) the Transaction Value of the Transaction is at least $(***); (iii) Executive complies with each of the covenants set forth in Section 7 hereof and (iv)  Executive is continuously employed by Company or its Affiliates from the date of this Agreement through the applicable Payout Date or Executive’s employment with Company or its Affiliate terminates as a result of his death, Total Disability, termination without Good Cause or termination for Good Reason (the “Protected Terminations”).

(b)           Calculation of Actual Incentive Bonus.  Company shall calculate Executive’s Actual Incentive Bonus following the Closing Date and shall provide written notice of its calculation to Executive in reasonable detail on or before the Closing Payout Date.  Notwithstanding application of the formula used in the definition of Actual Incentive Bonus, the Actual Incentive Bonus shall be subject to a maximum of four hundred fifty percent (450%) of Executive’s Base Salary and shall not exceed four hundred fifty percent (450%) of Executive’s Base Salary under any circumstances.  Examples illustrating calculations of the Actual Incentive Bonus are set forth on Exhibit A.

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(c)           Payment.  Provided that all of the conditions set forth in Section 2(a), are met subject to Section 2(d), the Actual Incentive Bonus shall be paid to Executive (or in the case of Executive’s death, Executive’s estate) in cash as follows:

(i)            Fifty percent (50%) of the Actual Incentive Bonus shall be paid on or before the Closing Payout Date;

(ii)           Twenty-five percent (25%) of the Actual Incentive Bonus shall be paid on or before the First Anniversary Payout Date; and

(iii)          Twenty-five percent (25%) of the Actual Incentive Bonus shall be paid on or before the Second Anniversary Payout Date.

(d)           Effect of Termination of Employment.  Except as provided in Section 3 and Section 4 below, notwithstanding anything else to the contrary in this Agreement, if Executive is not employed by Company or any of its then current Affiliates on any applicable Payout Date for any reason other than the Protected Terminations, Executive shall not be eligible to receive and shall not receive the amount of the Actual Incentive Bonus payable on such Payout Date and any subsequent Payout Date.

3.             Termination Following Change in Control.

(a)           Benefits.  If within two (2) years following a Change in Control, (1) Executive’s employment with Company or its Affiliate terminates under one of the Protected Terminations, then, upon the execution by Executive or his legal representative of the release of claims substantially in the form attached hereto as Exhibit B, Executive (or in the case of death, Executive’s estate) shall be entitled to the following benefits:

(i)            Accrued Salary and Bonus.  Any Base Salary and accrued bonus or other accrued incentive payments earned and payable through the effective date of termination;

(ii)           Unpaid Incentive Bonus.  Acceleration of any remaining unpaid amounts of Executive’s Actual Incentive Bonus (provided that conditions set forth in Section 2(a) have been met) to the same extent as if Executive had remained employed through the Second Anniversary Payout Date; and

(iii)          Severance.  Monthly Severance Pay for eighteen (18) months following termination of employment.

(b)           Payment.  After Company’s receipt of Executive’s executed, unrevoked release of claims against Company and its agents substantially in the form attached hereto as Exhibit B, at Company’s option, Company shall pay any unpaid Actual Incentive Bonus and Monthly Severance Pay owing to Executive under this Section 3 either in a lump sum within fifteen (15) days after Executive’s execution of such release of claims or in accordance with the scheduled Payout Dates with respect to any unpaid Actual Incentive Bonus and in accordance with the normal payroll practices of Company with respect to any Monthly Severance Pay.

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(c)           No Mitigation.  Executive shall not be required to mitigate the value of any severance benefits contemplated under this Section 3, nor shall any such benefits be reduced by any earnings or benefits that Executive may receive from any other source.  The amounts due hereunder shall be paid without offset or counterclaim.

4.             Termination Before Change in Control.

(a)           Benefits.  If before the second anniversary of the date of this Agreement or the date of completion of a Change in Control Transaction, whichever is earlier, Company or its Affiliate terminates Executive’s employment with Company or its Affiliates without Good Cause or Executive terminates employment with Company or its Affiliates for Pre-Change in Control Good Reason, upon the execution by Executive of the release of claims substantially in the form attached hereto as Exhibit B, Executive shall be entitled to the following benefits:

(i)            Accrued Salary and Bonus.  Any Base Salary and accrued bonus or other accrued incentive payments earned and payable through the effective date of termination;

(ii)           Unpaid Incentive Bonus.  Executive’s Actual Incentive Bonus shall continue to be payable, subject to fulfillment of the conditions set forth in Section 2(a), to the same extent as if Executive had remained employed through the Second Anniversary Payout Date; and

(iii)          Severance.  Monthly Severance Pay for eighteen (18) months following termination of employment.

(b)           Payment.  After Company’s receipt of Executive’s executed, unrevoked release of claims against Company and its Affiliates substantially in the form attached hereto as Exhibit B, at Company’s option, Company shall pay any unpaid Actual Incentive Bonus and Monthly Severance Pay owing to Executive under this Section 4 either in a lump sum within fifteen (15) days after Executive’s execution of such release of claims or in accordance with the scheduled Payout Dates with respect to any unpaid Actual Incentive Bonus and in accordance with the normal payroll practices of Company with respect to any Monthly Severance Pay.

(c)           No Mitigation.  Executive shall not be required to mitigate the value of any severance benefits contemplated under this Section 4, nor shall any such benefits be reduced by any earnings or benefits that Executive may receive from any other source.  The amounts due hereunder should be paid without offset or counterclaim.

5.             Withholding Taxes.  All payments required under this Agreement shall be subject to applicable payroll or other taxes required to be withheld by Company.

6.             Parachute Payments.  If the benefits described in Section 2, Section 3 and Section 4, in conjunction with any benefits realized under any SAIC or Company stock option plan, or any severance plan, practice, policy or agreement would otherwise constitute a parachute payment under Section 4999 of the Code, then Executive shall receive a full gross-up

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

with regard to any excise tax due pursuant to Code Section 4999 in connection with the Transaction as provided in Exhibit C hereto such that Executive shall have no excise tax costs relating to any such benefits.

7.             Nonsolicitation and Noncompete.

(a)           Nonsolicitation.  During the Restricted Period, Executive shall not: (i) directly call upon or solicit any of the customers of Company or any of its Affiliates which employed Executive that were or became customers and with whom Executive developed a relationship during the term of Executive’s employment, except as necessary to carry out Executive’s job duties while employed by Company (as used herein “customer” shall mean any Person from whom Company or such Affiliate generated revenue); (ii) induce or attempt to induce any employee, agent or consultant of Company, SAIC or any of their Affiliates to terminate his or her association with Company, SAIC or any of their Affiliates; or (iii) authorize or direct the taking of such actions by other Persons on behalf of Executive; provided, however, that in each case of (i) through (iii), public solicitations or general advertisements not specifically targeted at such customers, employees or agents shall not be in violation of this Section 7(a).

(b)           Noncompete.  During the Restrictive Period, Executive shall not engage or participate, directly or indirectly, either as principal, agent, employee, employer, consultant, stockholder, director, officer, member, partner or in any other individual or representative capacity whatsoever, in the conduct or management of, or own any stock or other proprietary interest in, any Business that competes in the Territory other than on behalf of Company or its Affiliates, unless he shall have obtained Company’s written consent prior to undertaking any such activity; provided, however, Executive shall be free without such consent to make reasonable investments in any such Business which is publicly owned so long as his ownership of securities of such Business does not exceed two percent (2%) of the outstanding amount of any class of any such securities

(c)           Termination without Good Cause or for Good Reason.  The provisions of Section 7(a) and Section 7(b) shall not apply if Executive is terminated by Company without Good Cause or Executive terminates employment with Company for Good Reason or if the Transaction Value in any Transaction is less than $(***).

(d)           Invention, Copyright and Confidentiality Obligations.  Executive previously has executed an Invention, Copyright and Confidentiality Agreement between Executive and Company or SAIC (the “ICC Agreement”).  The ICC Agreement is incorporated into this Agreement by this reference.  Notwithstanding termination of Executive’s employment with Company for any reason, Executive’s obligations under the ICC Agreement shall continue indefinitely in accordance with the terms thereof.

(e)           Tailored Restrictions; Severable Promises.  Company and Executive agree that the provisions of Section 7(a) and Section 7(b) contain restrictions that are not greater than necessary to protect the interests of Company.  The parties hereto intend that the promises set forth in Section 7(a) and Section 7(b) hereof shall be construed as a series of separate promises, each promise to prohibit certain actions in each jurisdiction to which this Agreement may apply.  Except for such geographic coverage, each such separate

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

promise shall be deemed identical in terms.  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any court or arbitrator determines that any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable in respect of scope, duration or geographic area, such court or arbitrator shall be empowered and directed by the parties pursuant to this Section 7(e) to substitute provisions similar to those contained in this Agreement so as to provide the parties, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

(f)            Remedies for Breach.  Both parties recognize and agree that Executive’s services and knowledge are special, unique and of extraordinary character, and that any breach of the covenants and obligations undertaken by Executive pursuant to this Agreement at any time would result in irreparable damage to Company in an amount difficult to ascertain.  Accordingly, in addition to any other relief to which Company may be entitled, Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enforce the specific performance of the terms and conditions of this Agreement by Executive or to enjoin Executive from performing services for any such other Person or violating Executive’s obligations under the ICC Agreement or Executive’s covenants contained in Section 8 and Section 9, and to obtain damages for such breach of this Agreement.

8.             Executive Covenants.

(a)           General Non-Disclosure Obligations.  Executive agrees that during Executive’s employment, Executive will have access to, will acquaint and become acquainted with various trade secrets, confidential and proprietary information relating to Company’s business, and the business of Company’s Affiliates, including but not limited to information relating to the Transaction.  Executive agrees that subject to (c) below, at all times during the term of Executive’s employment and thereafter to hold in confidence and not to use or to disclose or direct or authorize others to use or disclose, directly or indirectly, to any person, firm or corporation, all except for the benefit of Company and its Affiliates or without written authorization approved by the Board of Directors of Company, any trade secrets or confidential information of Company or its Affiliates, including the following: customer, employee, supplier, and distributor lists, contacts, addresses, information about employees and employee relations, training manuals and procedures, recruitment method and procedures, business plans and projections, employment contracts, employee handbooks, information about customers and suppliers, price lists, costs and expenses, documents, budgets, proposals, financial information, inventions, patterns, processes, formulas, data bases, know how, developments, experiments, improvements, computer programs, manufacturing, recruitment and distribution techniques, specifications, tapes, and compilations of information, all of which are owned by Company or its Affiliates, other parties with which Company or its Affiliates do business (“Third Parties”) or customers of Company or its Affiliates, and which are used in the operation of the business of Company, its Affiliates or any of their Third Parties or customers.  If any provision contained in this Section 8(a) conflicts with the ICC Agreement, then the provisions of the ICC Agreement shall apply.

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(b)           Trade Secrets and Confidential or Proprietary Information.  Executive understands “trade secret” or “confidential or proprietary information” to mean all information concerning Company, its Affiliates and their Third Parties or customers (including but not limited to information regarding the particularities, preferences and manner of doing business) that is (x) not generally known to the public and (y) cannot be discovered or replicated by a third party without substantial expense and effort; provided, however, that such trade secrets and confidential or proprietary information does not include information which becomes part of the public domain or generally known in the industry without breach of this Agreement.

(c)           Legal Proceedings.  If Executive is requested or required by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil or regulatory investigative demand or other similar process to disclose any trade secrets or confidential or proprietary information required to be kept confidential hereunder, Executive shall provide Company with prompt written notice of any such request or requirement to the extent legally permitted so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.  In the event that such protective order or other remedy is not obtained, Executive agrees to furnish only that portion of the trade secrets or confidential or proprietary information for which Company has waived compliance or for which Executive is advised by counsel reasonably experienced in such matters that disclosure is required by law, rule, regulation or court order.

(d)           Transaction Specific Covenants.

(i)            Executive shall use commercially reasonable efforts and work in good faith with respect to any process established by SAIC to sell Company.  Executive shall not intentional refuse or willfully fail to carry out any lawful written instructions provided by Company’s Board of Directors or the SAIC M&A Group, and Executive shall not direct others to refuse or to fail to carry out any such instructions provided by Company’s Board of Directors or the SAIC M&A Group, in connection with any reasonable process established by SAIC to sell Company (including any reasonable instructions regarding communication with prospective buyers of Company and the provisions set forth in clauses (ii) and (iii) of this Section 8(d)).

(ii)           Until a definitive agreement is executed by SAIC in connection with a Transaction, Executive shall not directly or indirectly initiate, respond to or engage in any communication concerning any contemplated Transaction or proposal for a Transaction with any party, including any prospective buyer of Company, except to support due diligence activities by such party as may be authorized by the SAIC M&A Group, which due diligence activities shall include management presentations and due diligence sessions scheduled by the SAIC M&A Group or SAIC’s investment bankers.

(iii)          Through the Closing Date, without the express written consent of a member of the SAIC M&A Group, Executive shall not directly or indirectly initiate, respond to or engage in any negotiations or communications of with any

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

prospective buyer of Company concerning any changes, modifications or additions to existing Company or SAIC compensation arrangements or any equity participation or any other material compensation or material incentive arrangements following the Closing Date with respect to Executive or any other Company personnel.

9.             Employment Status.  Nothing in this Agreement shall be deemed to constitute a contract for employment for any specific period of time.  The parties expressly acknowledge and agree that Executive’s employment with Company shall continue to be “at will.”

10.           Miscellaneous Provisions.

(a)           Captions.  The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect.

(b)           General Release.  All compensation and benefits under Section 3 and Section 4 are in consideration for Executive’s execution of a general release of all known and unknown claims that Executive may then have against Company and its agents, the form of which is attached as Exhibit B.  If Executive does not properly execute a release substantially in the form attached as Exhibit B, the parties expressly acknowledge and agree that Executive shall not be entitled to any of the benefits provided under Section 3 or Section 4.

(c)           Employee Appreciation Plan; Unvested SAIC Stock, Options and Share Unit Interests at Change in Control.

(i)            Executive has been provided a copy of a draft of the Telcordia Employee Appreciation Plan (“Appreciation Plan”), which may be adopted and approved by Company.  The Appreciation Plan, if adopted and approved, will become effective the day immediately following the closing date of a Transaction which results in a Change in Control (the “Appreciation Plan Effective Date”).  The Appreciation Plan provides for a payment within 30 days of the first anniversary and second anniversary of the Appreciation Plan Effective Date to certain employees of Company in recognition, among other things, of the forfeiture of unvested SAIC stock, options and share unit interests at the closing of such Transaction.  In order to receive the payments at the first anniversary and second anniversary of the Appreciation Plan Effective Date, the Appreciation Plan requires that the employee be continuously employed by Company from the date of the closing of such Transaction through the relevant anniversary date.  Notwithstanding anything else in the Appreciation Plan to the contrary, if the employment of Executive is terminated by Company without Good Cause or Executive terminates employment with Company for Good Reason prior to the second anniversary of the Appreciation Plan Effective Date, Company shall deem Executive to be continuously employed by Company until such second anniversary date for all purposes under the Appreciation Plan.

(ii)           If prior to the closing date of a Transaction which results in a Change in Control the employment of Executive is terminated without Good Cause or

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Executive terminates employment with Company for Good Reason, Executive shall be permitted for a period of two years following such employment termination date to retain the status of consultant to SAIC or Telcordia for purposes of continued vesting of SAIC stock, options and share unit interests.

(d)           Severance Benefits.  The severance benefits provided by this Agreement are in lieu of any other severance benefits provided by Company under any other applicable practice, policy or agreement. This Agreement expressly supercedes any practice, policy or agreement with respect to severance, termination or separation payments, including as set forth in the offer letter from Company dated June 13, 2002, as Executive shall only be entitled to payments as provided under this Agreement, and any severance, termination or separation payments under any practice, policy, agreement or offer letter to which Executive may have been entitled prior to the date of this Agreement shall be null and void and of no further force or effect.

(e)           Confidentiality.  Executive agrees that Executive shall not disclose voluntarily or either the existence, reason for or contents of this Agreement without the prior written consent of Company and SAIC, unless required to do so by law; provided, however, notwithstanding this provision, (1) if this Agreement becomes publicly available through a filing by SAIC with the Securities and Exchange Commission or otherwise in a disclosure not in violation of the terms of this Agreement, this paragraph (d) shall be of no further force or effect, (2) the nonsolicitation and noncompetition obligations of Executive may be disclosed by Executive to a potential future employer of Executive, and (3) Executive is authorized to disclose this Agreement to Executive’s spouse, attorneys and tax advisors on a “need to know” basis, on the condition that they agree to hold the existence, reason for and terms of this Agreement in confidence.

(f)            Arbitration.  Executive and Company agree that any and all disputes or claims, including all contract, tort, discrimination, common law or statutory disputes or claims between Executive and Company and/or its Affiliates, arising under or relating to Executive’s employment or termination of employment with Company or this Agreement (“Arbitrable Claims”) shall be resolved by final and binding arbitration; provided, however, that the sole exceptions to the foregoing exclusive arbitration provisions are claims brought by either Executive or Company under applicable workers’ compensation law, unemployment insurance claims and other provisions expressly prohibited by law from being arbitrated as well as disputes or claims brought by Company or SAIC in any court of competent jurisdiction, either in law or in equity, to enforce the specific performance or enjoin the violation of the terms of Section 7 or Section 8.  For all claims other than the exceptions enumerated in the immediately preceding sentence, Executive and Company agree that arbitration shall be exclusive, final and binding remedy.  Executive and Company hereby waive any rights each may have to a jury trial in regard to the Arbitrable Claims.  Executive and Company further agree that the arbitrator shall have the sole authority to determine arbitrability of any such Arbitrable Claims.  Arbitration shall be conducted by one arbitrator before the American Arbitration Association (the “AAA”) in New York City (or other mutually agreed upon city) under its National Rules for the Resolution of Employment Disputes.  As in any arbitration, the burden of proof shall be allocated as provided by applicable law.  Company agrees to pay

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

the fees and costs of the arbitrator and the AAA.  However, the arbitrator shall have the same authority as a court to award equitable relief, damages, costs, and fees (excluding the costs and fees for the arbitrator) as provided by law for the particular claims asserted.  This arbitration clause shall be governed by and construed in all respects under the terms of the Federal Arbitration Act (“FAA”).

(g)           Entire Agreement, Amendment or Modification.  This Agreement, together with the ICC Agreement, contains the entire agreement of the parties with respect to the subject matter herein and supersedes and replaces all contemporaneous agreements or understandings between the parties.  No amendment or modification of this Agreement shall be effective unless made in writing approved by Executive and a majority the Board of Directors of Company and, if prior to a Change in Control, with the prior written consent of SAIC to any such amendment or modification.  Failure of either party to enforce any of the provisions of this Agreement or any rights with respect thereto or failure to exercise any election provided for herein shall in no way be considered to be a waiver of such provisions, rights or elections or in any way effect the validity of this Agreement.  The failure of either party to exercise any of provisions, rights or elections under this Agreement shall not preclude or prejudice such party from later enforcing or exercising the same or other provisions, rights or elections which it may have under this Agreement.

(h)           Successors and Beneficiaries.  This Agreement shall be binding on and inure to the benefit of SAIC as a third party beneficiary, as well as to the successors, assigns, heirs, devisees and personal representatives of the parties, including any successor to Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of Company’s business and/or assets, but shall not be assigned by Company other than to a successor to all or substantially all of its assets.  If Executive dies before receipt of all payments owing to Executive under Section 2, Section 3 or Section 4, any remaining unpaid amounts owing to Executive under such Sections shall be made to the executors or administrators of Executive’s estate, on the due date or dates hereunder, to the same extent as if Executive had survived and remained employed through the Second Anniversary Payout Date.

(i)            Governing Law.  This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of New Jersey, without regard to the principles of conflicts of laws.

(j)            Severability.  If any term, provision, covenant or condition of this Agreement is held to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(k)           Relocation.  Until the earlier to occur of (i) the second anniversary date of the closing of a Transaction which results in a Change in Control, (ii) the date Executive completes the sale of his personal residence in Dallas, Texas or (iii) the date of termination of Executive’s employment by Company or its Affiliates, Company shall reimburse Executive for reasonable costs incurred by Executive consistent with those reimbursed to date for housing in New Jersey, such costs reimbursable in accordance

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

with Company’s relocation policies and procedures.  Executive shall also be reimbursed for reasonable costs incurred by Executive in connection with relocating Executive’s household from Dallas, Texas to New Jersey, including moving household goods, home travel to New Jersey prior to relocation and real estate acquisition expenses, these expenses to be reimbursable by Company only in accordance with Company’s policies and procedures and subject to approval by Company.  In addition, Company shall pay to Executive an amount equal to the full “gross-up” of all federal, state and local income and employment taxes attributable to all of the relocation benefits described in this Section 10(k) (including the “gross-up” payment itself), such that there is no out-of-pocket costs for such taxes paid by Executive relating to these relocation benefits.

11.           Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, telecopied to the number below (or such other changed number as such party may subsequently give notice of) between the hours of 9:00 a.m. and 5:00 p.m. local time of the recipient, with answerback receipt acknowledging telecopy delivery, delivered by reputable overnight courier or received by registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below (or to such other changed address as such party may subsequently give notice of):

If to Company:		Telcordia Technologies, Inc.
One Telcordia Drive
Piscataway, New Jersey 08854
	Attention:	Grant L. Clark
General Counsel
Email: gclark@telcordia.com
Telephone No.: (858) 826-5068
Fax No.: (858) 826-7007

With copy to:		Science Applications International Corporation
10260 Campus Point Drive, M/S F3
San Diego, California 92121
	Attention:	Paul H. Greiner, Esq.
Deputy General Counsel
Email: greinerp@saic.com
Telephone No.: (858) 826-7360
Fax No.: (858) 826-4037

If to Executive:		Matthew J. Desch
(***)
(***)
(***)
Email: (***)
Telephone No.: (***)
Fax No.: (***)

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

12.           Expenses and Legal Fees.  The parties agree that all expenses and fees incurred by them in connection with the preparation of this Agreement shall be borne by the party incurring such fees and expenses, including all fees of legal counsel.  In the event of any dispute with regard to the provisions of, or in connection with, this Agreement, the court or arbitrator may, in its discretion, require Company to pay or reimburse the legal fees and disbursements incurred by Executive in connection with such dispute if Executive is the prevailing party in any such dispute.

13.           Termination of Agreement.  If no Transaction that results in a Change in Control is completed by the second anniversary of the date of this Agreement, all of the provisions of this Agreement shall terminate and be of no further force or effect except for Sections 10 through 13 of this Agreement and the provisions of the ICC Agreement, all of which shall continue in accordance with the terms thereof.

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Company”		“Executive”

Telcordia Technologies, Inc.

By:	/s/ Grant L. Clark	/s/ Matthew J. Desch
Grant L. Clark		Matthew J. Desch
Secretary and General Counsel

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

EXHIBIT A

ACTUAL INCENTIVE BONUS EXAMPLES

Exhibit A: Calculation of Actual Incentive Bonus

Transaction Value (TV)		Base Salary (BS)		Bonus Multiple		Adjustment Factor (AF)		Actual Incentive Bonus(1)
$ (***	)	$ (***	)	(***	)%	(***	)	—
(***	)	(***	)	(***	)%	(***	)	(***	)
(***	)	(***	)	(***	)%	(***	)	(***	)
(***	)	(***	)	(***	)%	(***	)	(***	)
(***	)	(***	)	(***	)%	(***	)	(***	)
(***	)	(***	)	(***	)%	(***	)	(***	)
(***	)	(***	)	(***	)%	(***	)	(***	)
(***	)	(***	)	(***	)%	(***	)	(***	)

(1) Actual Incentive Bonus = 150% of BS x AF.  Where AF = 1 + {(TV-$(***))/$(***)}, subject to these constraints:

• If TV < $(***)M, Actual Bonus = $0.

• If TV > $(***)B, Actual Bonus = 450% of Base Salary.

A-1

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

EXHIBIT B

GENERAL RELEASE

THIS GENERAL RELEASE (“Release”) is hereby granted by Matthew J. Desch (“Executive”) as of                pursuant to the terms of Section 3(a) or Section 4(a) of that certain Executive Change in Control, Incentive and Severance Agreement dated as of           , 2004, by and between Telcordia Technologies, Inc., a Delaware corporation (“Telcordia”) and Executive, as the same may be amended or modified as of and through the date hereof (the “Severance Agreement”).

1.             Release.  In consideration for and conditioned upon the timely receipt of, the benefits set forth in the Severance Agreement (including those set forth in Sections 2, 3, and 6 thereof), Executive and each of his related parties, affiliates, successors and assigns (collectively, the “Executive Parties”) hereby forever release, remise, acquit, and discharge Telcordia and any former, present or future parent (including Science Applications International Corporation), subsidiary or affiliated entities, as well as their predecessors-in-interest, affiliates, related entities, employees, attorneys, agents, officers, directors, stockholders, members, managers, servants, successors, assigns, heirs, personal representatives, and administrators, (collectively, the “Released Parties”), from any and all actions, causes of actions, claims, demands, damages, liability, costs, loss of services, expenses, and compensation whatsoever, including attorneys’ fees, which they presently have or ever have had prior to the date hereof, including, without limitation, any claims related to or arising out of the Executive’s employment or affiliation with Telcordia or any of the Released Parties; provided, however, that the Executive Parties do not release or discharge any Released Party from or against any claim of Executive under the Severance Agreement.

2.             Release of Unknown Claims.  It is the intention of the Executive Parties that this Release is a general release with regard to the performance, services, or fulfillment of duties of any kind, and shall be effective as a bar to each and every claim, demand, or cause of action that any of the Executive Parties may now, or ever, have against the Released Parties arising out of, related to, or in any way connected with the relationship of the parties on or before the date hereof or arising out of or in connection with the Severance Agreement. The Executive Parties recognize that they may have some claim, demand, or cause of action against the Released Parties of which they are totally unaware and unsuspecting, and that the Executive Parties are giving up such claims, demands, and causes of action by execution of this Release. It is the intention of the Executive Parties in executing this Release that it will deprive each of them of each such unknown claim, demand, and cause of action, and prevent any of them from ever asserting such unknown claim, demand, or cause of action against any of the Released Parties. The Executive Parties further understand, agree, and expressly intend that this Section 2 be construed as a waiver by the parties of the protections offered, if any, by any statute or rule of law that states that a general release does not extend to claims with the releasing party does not know or suspect to exist in his favor at the time of executing the release, which if know by him may have materially affected his settlement or release.

B-1

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

3.             No Future Suits.  Each of the Executive Parties agrees that it will not individually, or in concert with others, by virtue of judicial or administrative proceedings, of any kind whatsoever, make or cause to be made, acquiesce in, or assist in the bringing of any future suit or other action against any of the Released Parties for any damages or other relief for any reason whatsoever, provided, however, that this Section 3 shall not be construed to prohibit Executive from bringing an action to enforce any breach or default under the Severance Agreement with respect to the payment of the post-employment termination benefits set forth therein.

4.             Authority to Execute.  Executive represents and warrants that he is fully authorized to execute and deliver this Release on behalf of each of the Executive Parties.

5.             Indemnification Under Telcordia’s Certificate of Incorporation and Bylaws, Etc.  Nothing in this Release shall be construed so as to release the Released Parties from any obligation to indemnify the Executive Parties following the date hereof pursuant to Telcordia’s Certificate of Incorporation or Bylaws or otherwise for any indemnifiable third party claims or any rights to be covered by any director and officer liability insurance.  Executive also does not waive any rights to any accrued benefits including earned but unpaid base salary and prior year’s bonus, accrued but unused vacation, unreimbursed business expenses and any rights under any benefit or equity plan program or grant or any payroll practice.

“Executive”

Matthew J. Desch

B-2

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

EXHIBIT C

GROSS-UP OF PARACHUTE PAYMENT EXCISE TAX

(a)           In the event that Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), or any person affiliated with Company or such person) as a result of such change in ownership or effective control (collectively, the “Company Payments”), and such Company Payments will be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed by any taxing authority) Company shall pay to Executive at the time specified in subsection (d) below (x) an additional amount (the “Gross-Up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on Company Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-Up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on Company Payments, shall be equal to Company Payments and (y) an amount equal to the product of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Gross-Up Payment in Executive’s adjusted gross income multiplied by the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

(b)           For purposes of determining whether any of Company Payments and Gross-Up Payments (collectively the “Total Payments”) will be subject to the Excise Tax and the amount of such Excise Tax, (x) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2) of the Code) or tax counsel selected by such accountants or Company (the “Accountants”) such Total Payments (in whole or in part) either do not constitute “parachute payments,” including giving effect to the recalculation of stock options in accordance with Treasury Regulation Section 1.280G-1, Q&A 33, represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.  To the extent permitted under Revenue Procedure 2003-68, the value determination shall be recalculated to the extent it would be beneficial to Executive, at the request of Executive.  In the event that the Accountants are serving as auditor for the individual, entity or group effecting the Change in Control, Company may appoint another nationally recognized accounting firm to make the determinations hereunder (which accounting firm shall then be referred to as the “Accountants” hereunder).  All determinations hereunder shall be made by the Accountants which shall provide detailed supporting calculations both to Company and Executive at such time as it is requested by Company or Executive.  If the Accountants determine that payments under this Agreement must be reduced pursuant to this paragraph, they shall furnish Executive with a written opinion to such

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

effect.  The determination of the Accountants shall be final and binding upon Company and Executive.

(c)           For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence for the calendar year in which Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.  In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, Executive shall remit to Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid by Executive if such remittance results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such remittance at the rate provided in Section 1274(b)(2)(B) of the Code.  Notwithstanding the foregoing, in the event any portion of the Gross-Up Payment to be remitted to Company has been paid to any U.S. federal, state and local tax authority, remittance thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to Executive, and interest payable to Company shall not exceed the interest received or credited to Executive by such tax authority for the period it held such portion.  The Executive and Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if Executive’s claim for refund or credit is denied.

In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

(d)           The Gross-Up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the ninetieth (90th) day following an event occurring which subjects Executive to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, Company shall pay to Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the one hundred-twentieth (120th) day after the occurrence of the event subjecting Executive to the Excise Tax.  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall be repaid to Company by Executive, payable on the fifth day after demand by Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

Note:  Redacted portions have been marked with (***).  The redacted portions are subject to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(e)           In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, Executive shall permit Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect Executive, but Executive shall control any other issues.  In the event the issues are interrelated, Executive and Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree the Accountant shall make the final determination with regard to the issues.  In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, Executive shall permit the representative of Company to accompany Executive, and Executive and Executive’s representative shall cooperate with Company and its representative.

(f)            The Company shall be responsible for all charges of the Accountant.

(g)           The Company and Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this provision.

(h)           Nothing in this Exhibit C is intended to violate the Sarbanes-Oxley Act and to the extent that any remittance obligation hereunder would do so, such obligation shall be modified so as to make the amount to be remitted a nonrefundable payment to you and the remittance obligation null and void.